DEBENTURES AND WARRANTS PURCHASE AGREEMENT

This Debentures and Warrants Purchase Agreement (this “Agreement”), dated as of May 14, 2009, is made by and between Octavian Global Technologies, Inc., a Nevada corporation (the “Company”), and the Purchasers signatory hereto (collectively, the “Purchasers”).  Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated October 30, 2008, by and among the Company, Austrian Gaming Industries GmBH (“AGI”), Dynamic Decisions Strategic Opportunities (“DDSO”), Rockmore Investment Master Fund Ltd. (“Rockmore”) and Vicis Capital Master Fund (“Vicis”, and collectively with AGI, DDSO and Rockmore, the “Original Purchasers”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.  In addition to the terms defined elsewhere in this Agreement or, if not defined in this Agreement, in the Purchase Agreement, the following terms have the meaning set forth in this Section 1:

(a) “Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal such Purchaser’s Subscription Amount multiplied by 1.0989.

(b) “Subscription Amount”  means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, except that, as to AGI only, the Subscription Amount may be paid via the surrender of existing debt of the Company or a Company Subsidiary held by AGI, whether in the form of promissory notes or accounts payable, as indicated on the signature page hereto (such payment “Debt Surrender Subscription”), and via the delivery of products acceptable to the Company.

2. Issuance of Debentures and Warrants.  In consideration for the payment by each Purchaser, severally and not jointly with any other Purchaser, of the Subscription Amount set forth on such Purchaser’s signature page attached hereto, the Company hereby agrees to issue to such Purchaser against payment therefor as described herein the following securities of the Company:

(a) a Debenture of the Company with a principal amount equal to such Purchaser’s Principal Amount as to any Subscription Amounts other than Debt Surrender Subscription, and as to any Debt Surrender Subscription, equal to such Purchaser’s Debt Surrender Subscription, which debentures shall be in the form of the debentures issued pursuant to the Purchase Agreement except that the Debentures issued pursuant hereto shall be due and payable on May 14, 2012 (a “Debenture”);

(b) a Common Stock Purchase Warrant to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser’s Subscription Amount divided by $3.10, with an exercise price per share equal to $3.10 and a term of exercise of 5 years from the date hereof, which warrant shall be in the form of the warrants issued pursuant to the Purchase Agreement (a “$3.10 Warrant”);

(c) a Common Stock Purchase Warrant to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser’s Subscription Amount divided by $3.10, with an exercise price per share equal to $4.65 and a term of exercise of 7 years from the date hereof, which warrant shall be in the form of the warrants issued pursuant to the Purchase Agreement (together with the $3.10 Warrant, the “Warrants”); and

(d) a number of shares of Common Stock registered in the name of such Purchaser equal to 20% of the shares of Common Stock underlying such Purchaser’s Debenture (the “Shares”).

3. Closing.  Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the Debentures and Warrants (the “Closing”).  Each Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to its Subscription Amount, or, in the case of AGI, a release of liability of any exchanged debt or receipt of prepayment of agreed upon products, and the Company shall deliver to each Purchaser its respective Debenture, Warrants and Shares.  The Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree. At the Closing, the Company shall deliver (a) an opinion of Company Counsel substantially in the form of opinion delivered pursuant to the Purchase Agreement; (b) an officer’s certificate from the Chief Executive Officer, dated as of the Closing and setting forth the names, signatures and position of the Persons authorized to execute this Agreement and any other document executed by the Company in connection with this Agreement and certifying that the conditions to Closing, including, without limitation, the conditions set forth in Section 2.3(b) of the Purchase Agreement, have been fulfilled and (c) a copy of the resolutions of the Company authorizing the execution, delivery and performance of this Agreement and a copy of a Good Standing certificate for the Company, dated as of a recent date.

4. Documents, Consents and Joinder.  The rights and obligations of each Purchaser and of the Company with respect to the Debenture, the Warrants, the Shares and the shares of Common Stock issuable under the Debenture and Warrant (the “Underlying Shares”) shall be identical, in all respects, to the rights and obligations of a Purchaser and the Company pursuant to the Purchase Agreement, except where noted and the Subscription Amounts, Principal Amounts, Debentures, the Warrants, the Shares and the Underlying Shares issued hereunder shall be aggregated with the Securities issued pursuant to the Purchase Agreement at the initial closing thereunder.  Each Original Purchaser acknowledges and agrees that the transactions contemplated under this Agreement are deemed an “Exempt Issuance” under the Purchase Agreement and do not violate, conflict with, breach, default (including, but not limited to, on a post transaction basis, AGI beneficially owning in excess of 50% of the Common Stock on both a non-diluted and fully-diluted basis), or reset any of the rights of the Original Purchasers or Obligations of the Company under the Purchase Agreement or other Transaction Documents entered into in connection therewith.  As of the date hereof, the Company and each Purchaser acknowledge and agree that (a) any Purchaser that is not an Original Purchaser (“New Purchaser”), if any, shall be henceforth deemed a “Purchaser” under the Purchase Agreement, (b) a New Purchaser shall have all the rights and obligations of a Purchaser under the Purchase Agreement, on a pro rata basis, as fully and to the same extent as if the undersigned was an original signatory thereto and (c) a New Purchaser shall be deemed to have made all of the representations and warranties set forth therein as of the date of execution and delivery of this Agreement.  The Original Purchasers hereby consent to, and agree, that the Company shall have the right to issue up to, in the aggregate, 100,000 shares of Common Stock, subject to adjustment for reverse and forward stock splits and the like, to employees, agents, sub-contractors and consultants of the Company in lieu of cash compensation and such issuances shall be deemed “Exempt Issuances” provided that any such issuances shall reduce the number of shares issuable under clause (a) of the definition of “Exempt Issuance” under Section 1.1 of the Purchase Agreement or otherwise available for reservation as shares of Common Stock underlying any options, warrants, restricted stock grants or otherwise to employees, officers, directors, advisors or consultants to the Company, whether pursuant to any stock or option plan or otherwise, and any issuances thereunder shall reduce the number of shares issuable hereunder.

5. Conversion of Certain AGI Debentures.  At the Closing, AGI, and no other Purchaser, shall convert any Debentures paid for with Debt Surrender Subscription into shares of Common Stock at the Conversion Price (as defined in the Debentures).  Immediately after the Closing, AGI shall own the securities of the Company set forth on Schedule 5 attached hereto.  As to such Debt Surrender Subscription amount, the Company shall not be required to deliver a Debenture certificate and no further action is required by the Company or AGI to effect such conversion other than the execution of this Agreement.  To the extent necessary to allow the conversion of the Debt Surrender Subscription amount by AGI in full hereunder, the Company and AGI hereby agrees to waive the “Beneficial Ownership Limitation” provided in Section 4(c) of such Debentures.

6. Lock-Up.  Reference is made to that certain Lock-Up Agreement given by Harmen Brenninkmeijer to the Original Purchasers.  Subject to the following persons executing the Lock-Up Agreements in form and substance attached as Exhibit A to that certain Consent and Amendment executed by the non-participating Purchasers and deliver a copy of such executed Lock-Up Agreements to the Original Purchasers, the Original Purchasers hereby waive the restrictions on transfer set forth therein made to the following persons in the following amounts:

Michael Stephanov (RU)	30,000
Robert Dijkstra (UK)	30,000
Yury Michalov (RU)	20,000
Anton Makeev (RU)	20,000
Oleg Gorski (RU)	20,000
Helen Hedgeland (UK)	15,000
Bryan Tolladay (CY)	15,000
Fabian Grous (ARG)	15,000
AGI	214,000

7. Representations and Warranties of the Company.  The Company hereby makes to the Purchasers the following representations and warranties:

(a) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Capitalization.  The capitalization of the Company is as set forth on Schedule 5 attached hereto.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in in the transactions contemplated by this Agreement.  Except as a result of the purchase and sale of the Debentures, Warrants and Shares pursuant to this Agreement and the Purchase Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Debentures, Warrants and the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Debentures, Warrants and the Shares.

(d) Issuance of the Debentures, Warrants and Shares.  The Debentures, Warrants and Shares are duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Debentures, Warrants and Shares.  The Underlying Shares, when issued in accordance with the terms of the Debentures and Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Shares and the Underlying Shares.

(e) Affirmation of Prior Representations and Warranties.  Except as set forth on the Schedules attached hereto, the Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement, as supplemented by the disclosures in the disclosure schedule to the Purchase Agreement, are true, complete and correct as of the date hereof.

8. Representations and Warranties of the Purchaser.  Each Purchaser hereby represents and warrants as of the date hereof, solely on behalf of itself, to the Company as follows:

(a) Authority.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.  Such Purchaser (i) understands that the Debenture Warrant and Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Debenture, Warrant and Shares as principal for its own account and not with a view to or for distributing or reselling such Debenture, Warrant or Shares or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Debenture, Warrant and Shares (this representation and warranty not limiting such Purchaser’s right to sell the Underlying Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Debenture, Warrant and Shares hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time such Purchaser was offered the Debenture, Warrant and Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Purchasers.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debenture, Warrant and Shares, and has so evaluated the merits and risks of such investment.  Such Purchasers is able to bear the economic risk of an investment in the Debenture, Warrant and Shares and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  Such Purchaser is not purchasing the Debenture, Warrant and Shares as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

9. Use of Proceeds.  $4,000,000 of the proceeds of this transaction shall be used toward working capital of the Company and the balance of the proceeds of this transaction shall be used for payment of account payables owed to AGI and the retirement of outstanding debt obligations owed to AGI, as set forth in detail on Schedule 5 attached hereto.

10. Public Disclosure.  The Company shall, within 4 Trading Days of the date hereof, issue a Current Report on Form 8-K (or other periodic report) disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement thereto.

11. Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

12. Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

13. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser (except by merger).  Any Purchaser may assign their rights hereunder in the manner and to the persons as permitted under the Debenture, Warrant and Shares.

14. Execution and Counterparts.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the transaction documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other transaction documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the transaction documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

16. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

17. Headings.  The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

18. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and the transaction documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the transaction documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any transaction document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Executed as of the first date written above by the undersigned duly authorized representatives of the Company and Purchaser:

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

By:  /s/Harmen Brennikmeijer

        Harmen Brenninkmeijer,
        Chief Executive Officer

AUSTRIAN GAMING INDUSTRIES GmbH

By:  /s/ Jens Halle, Erich Kirchberger

        Name: Jens Halle, Erich Kirchberger
        Title: Managing Director

Subscription Amounts:
Cash: $2,750,000
Prepayment of Product: $1,000,000
Retirement of Debt:
Principal Amount:
Aggregate Warrant Shares:
Shares:

Addresses for Notice:
Set forth in the Purchase Agreement.

[NEW PURCHASER SIGNATURE PAGES TO FOLLOW]

[NEW PURCHASER SIGNATURE PAGE TO OCTV DEBENTURES AND WARRANTS PURCHASE AGREEMENT]

NEW PURCHASER:

Name of Purchaser: Brian Daly

Signature of Authorized Signatory:  /s/ Brian Daly

Name of Authorized Signatory:  Brian Daly

Title of Authorized Signatory: Director

Address for Notice:
11202 Wheat Ridge Rd.
Charlotte, NC 28277

Subscription Amount:

Principal Amount (1.0989 x Subscription Amount):

Warrant Shares (Subscription Amount divided by $3.10):

Shares (20% of Underlying Shares):

[NEW PURCHASER SIGNATURE PAGE TO OCTV DEBENTURES AND WARRANTS PURCHASE AGREEMENT]

NEW PURCHASER:

Name of Purchaser: Austrian Gaming Industries GmbH

Signature of Authorized Signatory:  /s/Jens Halle, Erich Kirchberger

Name of Authorized Signatory:  Jens Halle, Erich Kirchberger

Title of Authorized Signatory: Managing Director

Address for Notice:

Subscription Amount:

Principal Amount (1.0989 x Subscription Amount):

Warrant Shares (Subscription Amount divided by $3.10):

Shares (20% of Underlying Shares):